Exhibit 99.1

CIBER, Inc.

5251 DTC Parkway, Suite 1400

Greenwood Village, CO  80111

www.ciber.com

For Immediate Release	Contacts:	Jennifer Matuschek	Diane Stoner
		VP/Investor Relations	Media Relations
		303-220-0100	303-220-0100
		jmatuschek@ciber.com	dstoner@ciber.com

CIBER POSTS FIRST BILLION DOLLAR REVENUE YEAR

13% GROWTH IN FOURTH QUARTER, 7% ORGANIC

2008 Outlook Initiated

GREENWOOD VILLAGE, Colorado — February 13, 2008 — CIBER, Inc. (NYSE: CBR), today posted its results for the fourth quarter of 2007 and fiscal 2007, ended December 31, 2007.

Fiscal 2007 Highlights

•                  Revenue of $1.082 billion was an all-time CIBER record, and a 9% increase over $995.8 million for fiscal 2006; 5% of the growth was organic.

•                  Operating income of $54.5 million was the highest since 1999, and reflected a 21% increase from 2006.

•                  Net income of $29.0 million was 17% higher than 2006, and the best this decade.

•                  GAAP EPS of $0.47 was an 18% increase year-over-year, also the highest since 1999.

Fourth Quarter 2007 Highlights

•                  Quarterly revenue of $290.5 million was a CIBER record, increasing $33.0 million (13%) year-over-year, 7% of which was organic.

•                  Operating income of $13.3 million was a $1.1 million (9%) increase over 2006’s fourth quarter.

•                  Net income, constrained by higher financial expenses and an increased tax rate than a year ago, of $7.1 million was 4% less than $7.5 million for 2006’s like period.

•                  GAAP EPS was $0.12 per share, the same as 2006’s fourth quarter.

Management Comments

                “We finished 2007 solidly and have very good momentum heading into 2008.  Record revenue and the best earnings since 1999 are a harbinger of the progress our diversified and focused business model has made and of the great work of our employees,” said Mac Slingerlend, CIBER’s President and Chief Executive Officer.  “We are very pleased that the initiatives commenced throughout the fall of 2007 are showing results.  A high energy level exists throughout our operations, and the 2007 acquisitions in our US SAP Practice and in

Sweden are firmly contributing as we begin 2008.  Please see our financial outlook section later in this announcement for our current expectations on 2008.”

4Q07 and Fiscal 2007 Operational Highlights

US Commercial Division

•                  Revenue was $88.6 million for the fourth quarter and $357.3 million for 2007.

•                  The operating alignment in this Division was reconfigured in 4Q07 and is now focused on taking greater market share in 2008.

                European Division

•                  CIBER Europe grew 37% year-over-year in the fourth quarter (20% organic), and drove 32% total growth (19% organic) for fiscal 2007.

•                  Operating contributions were up a very strong 49% year-over-year.

•                  Multiple pan-European outsourcing deals, a Swedish acquisition and overall billable headcount growth highlighted progress.

State & Local Government Division

•                  Revenue of $143.9 million was up 2% from 2006, despite less City of New Orleans work.

•                  Divisional operating contributions for 2007 increased 4% from 2006.

•                  2008 will focus on a new regional operating alignment and repeatable industry verticals.

Federal Government Division

•                  Fourth quarter revenues in the Federal Division were within 1.5% of 2006 levels.  After falling 11.6% in 2006, revenues were down just 2.8% in 2007 in this challenged spending environment.

•                  Marcia Kim (joined April 2007) is leading this effort, where we are particularly focused on qualifying for larger prime contractor bidding status.

CIBER Enterprise Solutions Division (CES) (US ERP)

•                  Strong fourth quarter revenue led to 8% revenue annual growth, 4% of which was organic.  For the quarter only, revenue growth was 25%, of which 11% was organic.

•                  Fiscal operating contributions for CES jumped 37% from 2006.

•                  The US SAP acquisition in September helped boost scale and organize this Practice.

Asia-Pacific Operations

•                  CIBER opened an office in Chennai, India in December 2007 to support client requests.

•                  Chinese operations finished the year with increased headcount and operations in three cities.

•                  Australia-New Zealand operations made great progress and contributed nicely in 2007.

Pipeline and Wins Data

                CIBER’s pipeline (US only) at December 2007 stood at approximately $2.9 billion, a $100 million decrease from September 2007, but a more qualified pipeline number.  Wins (all global operations) were $260 million for 4Q07, and a 0.9:1 book-to-bill ratio, reflecting seasonal decision making delays.

Financing

                CIBER also announced today that it has established a $200 million credit facility led by Wells Fargo Bank, a $140 million increase over its previous facility, in part to fund or provide a back-up facility for its long-term debentures in anticipation of the “put” possibility in December 2008.

Balance Sheet Highlights (December 2007)

•                  Cash was $31.7 million and line of credit borrowings were $49.5 million.  The Company began repurchasing its convertible debentures in 4Q07 and early 1Q08, and anticipates doing more in 2008 ahead of a December 2008 “put” date.

•                  Total assets were $849.1 million and shareholder equity was $454.6 million.

•                  DSOs on services were 72 days, a 1 day improvement from September 2007.

•                  Treasury share purchases in the December 2007 quarter were 500,000 shares at $6.98 per share, bringing total purchases for 2007 to 2.075 million shares at an average of $7.39 per share.  So far in 2008, the company has purchased 575,000 shares at an average of $5.14 per share.

2008 Outlook

•                  First Quarter Revenues and GAAP EPS

CIBER believes the first quarter of 2008 will achieve revenue of $275-280 million and GAAP EPS of $0.11-0.12 per share.

•                  Fiscal 2008 Revenue and GAAP EPS

For calendar 2008, CIBER believes revenue will be between $1.120 and $1.140 billion and GAAP EPS will be $0.53-0.57 per share.

Conference Call and Webcast

                A webcast to discuss the company’s financial results and outlook will be held at 11:00 a.m. ET on Wednesday, February 13, 2008, and may be heard live by visiting the Investor Relations portion of the company website at www.ciber.com/cbr/.  To participate in the call, dial 800-366-3908 within the United States, and 303-262-2137 internationally, using the conference ID number 11107731.  A replay of the conference call will be available through March 12, 2008 by dialing 800-405-2236 within the United States, and 303-590-3000 internationally, using the ID number 11107731.  The replay will also be available on CIBER’s website.

About CIBER, Inc.

CIBER, Inc. (NYSE: CBR) is a pure-play international system integration consultancy with superior value-priced services and reliable delivery for both private and government sector clients. CIBER’s services are offered globally on a project- or strategic-staffing basis, in both custom and enterprise resource planning (ERP) package environments, and across all technology platforms, operating systems and infrastructures. Founded in 1974 and headquartered in Greenwood Village, Colo., CIBER now serves client businesses from over 60 U.S. offices, 25 European offices and seven offices in Asia/Pacific.  Operating in 18 countries, with more than 8,000 employees and annual revenue over $1 billion, CIBER and its IT specialists continuously build and upgrade clients’ systems to “competitive advantage status.”  CIBER is included in the Russell 2000 Index and the S&P Small Cap 600 Index. CIBER, ALWAYS ABLE. www.ciber.com.  CIBER and the CIBER logo are trademarks or registered trademarks of CIBER, Inc.  Copyright© 2008.

Forward-Looking and Cautionary Statements

Statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the Securities and Exchange Commission.  CIBER undertakes neither intention nor obligation to publicly update or revise any forward-looking statements.

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CIBER, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
In thousands, except per share data	2006	2007	2006	2007
Consulting services	$242,978	$274,446	$938,568	$1,024,172
Other revenue	14,530	16,064	57,269	57,803
Total revenue	257,508	290,510	995,837	1,081,975

Cost of consulting services	183,732	205,203	703,910	755,115
Cost of other revenue	5,635	9,542	25,848	34,401
Selling, general and administrative expenses	54,518	60,902	215,109	232,119
Amortization of intangible assets	1,400	1,564	5,930	5,820
Operating income	12,223	13,299	45,040	54,520
Other expense, net	1,412	2,689	6,934	8,946
Income before income taxes	10,811	10,610	38,106	45,574
Income tax expense	3,350	3,463	13,371	16,548
Net income	7,461	$7,147	$24,735	$29,026

Earnings per share — diluted	$0.12	$0.12	$0.40	$0.47

Weighted average shares — diluted	62,324	61,534	62,357	61,924

For the three months ended December 31, 2006 and 2007, respectively, earnings per share — basic were $0.12 and $0.12 and weighted average shares — basic were 61,803 and 60,980.

For the years 2006 and 2007, respectively, earnings per share — basic were $0.40 and $0.47 and weighted average shares — basic were 61,925 and 61,207.

CIBER, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

In thousands	December 31, 2006	December 31, 2007

Assets
Current assets:
Cash and cash equivalents	$33,319	$31,717
Accounts receivable, net	226,055	269,070
Prepaid expenses and other current assets	21,020	24,032
Deferred income taxes	3,748	9,384
Total current assets	284,142	334,203

Property and equipment, net	26,521	27,297
Intangible assets, net	453,106	475,677
Other assets	15,910	11,936
Total assets	$779,679	$849,113

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$41,486	$35,538
Accrued compensation and related liabilities	43,579	54,837
Other accrued expenses and liabilities	51,173	59,893
Income taxes payable	7,147	5,447
Total current liabilities	143,385	155,715

Long-term line of credit — bank	11,949	49,516
Long-term debentures	175,000	152,000
Other long-term liabilities	31,975	34,859
Total liabilities	362,309	392,090

Minority interest	1,248	2,464

Shareholders’ equity	416,122	454,559
Total liabilities and shareholders’ equity	$779,679	$849,113

CIBER, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
In thousands	2006	2007

Operating activities:
Net income	$24,735	$29,026
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,187	11,872
Amortization of intangible assets	5,930	5,820
Other, net	1,953	(22,719)
Net cash provided by operating activities	44,805	23,999

Investing activities:
Acquisitions, net of cash acquired	(9,854)	(22,342)
Purchases of property and equipment, net	(10,579)	(13,172)
Sale of property and equipment	—	1,864
Other, net	(598)	—
Net cash used in investing activities	(21,031)	(33,650)

Financing activities:
Employee stock purchases and options exercised	4,919	5,629
Purchases of treasury stock	(8,115)	(15,332)
Borrowings (payments) on long-term bank line of credit, net	(23,921)	37,567
Retirement of debentures	—	(22,113)
Other, net	(5,874)	(977)
Net cash provided by (used in) financing activities	(32,991)	4,774

Effect of foreign exchange rate changes on cash	1,875	3,275
Net decrease in cash and cash equivalents	(7,342)	(1,602)
Cash and cash equivalents, beginning of period	40,661	33,319
Cash and cash equivalents, end of period	$33,319	$31,717

Selected Financial Information

Unaudited Reconciliation of Non-GAAP and Segment Financial Measures

I.                 Reconciliation of Revenue Growth Components ($ in Millions)

Three Months Ended

Practices	Dec. 31, 2006	Organic	Acquired	Foreign Exchange	Total	Dec. 31, 2007

Commercial	$89.3	-0.8%	—%	—%	-0.8%	$88.6

Europe	69.9	20.2	1.7	15.6	37.5	96.1

State & Local	35.2	3.4	—	—	3.4	36.4

Federal	35.5	-1.4	—	—	-1.4	35.0

US ERP (CES)	27.6	10.8	13.8	—	24.6	34.4

	$257.5	6.7%	1.9%	4.2%	12.8%	$290.5

Years Ended

Practices	Dec. 31, 2006	Organic	Acquired	Foreign Exchange	Total	Dec. 31, 2007

Commercial	$355.4	0.5%	—%	—%	0.5%	$357.3

Europe	242.9	18.6	1.1	11.8	31.5	319.5

State & Local	141.1	2.0	—	—	2.0	143.9

Federal	141.3	-2.8	—	—	-2.8	137.3

US ERP (CES)	115.1	3.5	4.2	—	7.7	124.0

	$995.8	5.0%	0.8%	2.9%	8.7%	$1,082.0

II.             Segment Operating Results Analysis

Operating Results Analysis

($ In millions)

	Three Months Ended				Year Ended
By Division	Dec. 31, 2006		Dec. 31, 2007		Dec. 31, 2006		Dec. 31, 2007
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Revenue
Commercial*	$89.3	34%	$88.6	30%	$355.4	36%	$357.3	33%
Europe*	69.9	27	96.1	33	242.9	24	319.5	30
State & Local	35.2	14	36.4	13	141.1	14	143.9	13
Federal	35.5	14	35.0	12	141.3	14	137.3	13
US ERP (CES)	27.6	11	34.4	12	115.1	12	124.0	11
Total	$257.5	100%	$290.5	100%	$995.8	100%	$1,082.0	100%

		%		%		%		%
		of Div.		of Div.		of Div.		of Div.
Operating Income		Revenue		Revenue		Revenue		Revenue
Commercial*	$6.6	7%	$7.2	8%	$24.7	7%	$29.2	8%
Europe*	4.3	6	6.4	7	13.1	5	19.5	6
State & Local	2.7	8	2.5	7	11.6	8	12.1	8
Federal	3.6	10	2.2	6	14.0	10	11.0	8
US ERP (CES)	1.2	4	2.6	8	8.3	7	11.4	9
Corporate	(4.8)	(2)	(6.0)	(2)	(20.8)	(2)	(22.9)	(2)
EBITA	$13.6	5%	$14.9	5%	$50.9	5%	$60.3	6%
Amort. Expense	(1.4)	(—)	(1.6)	(—)	(5.9)	(—)	(5.8)	(1)
Operating Income	$12.2	5%	$13.3	5%	$45.0	5%	$54.5	5%

*U.S. Commercial includes India’s results and domestic eliminations; Europe includes Eastern Asia & Australia/NZ results.

III.         EBITDA Reconciliation to Net Income (000’s omitted)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007

Net Income	$7,461	$7,147	$24,735	$29,026
Income Tax	3,350	3,463	13,371	16,548
Pre-Tax Income	10,811	10,610	38,106	45,574
Other Expense, net	1,412	2,689	6,934	8,946
Operating Income	12,223	13,299	45,040	54,520
Emp. Based Comp.	329	587	1,338	2,384
Amortization	1,400	1,564	5,930	5,820
Depreciation	2,936	3,136	12,187	11,872
EBITDA	$16,888	$18,586	$64,495	$74,596

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